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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2018

FS Investment Corporation II

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00926 (Commission File Number)	80-0741103 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐     Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the election or approval of the appointment of each of Barbara Adams, Frederick Arnold, Brian R. Ford, Michael J. Hagan, Jeffrey K. Harrow, James H. Kropp and Joseph P. Ujobai as members of the board of directors of the Company (the “Board”) by the stockholders of FS Investment Corporation II (the “Company”) (as described below), the previously disclosed resignations of Robert E. Keith, Jr., Paul Mendelson, John E. Stuart, Scott J. Tarte and Stephen T. Burdumy from the board of directors of the Company became automatically effective and the size of the board of directors was automatically expanded from 10 directors to 11 directors.

As a result, the board of directors of the Company currently consists of the following persons:

Director	Class (Expiration of Term)
Todd Builione	Class B (2019)
Jerel Hopkins	Class B (2019)
Frederick Arnold	Class B (2019)
Michael J. Hagan	Class B (2019)
Michael Forman	Class C (2019)
Richard Goldstein	Class C (2020)
James H. Kropp	Class C (2020)
Joseph P. Ujobai	Class C (2020)
Brian R. Ford	Class A (2021)
Jeffrey K. Harrow	Class A (2021)
Barbara Adams	Class A (2021)

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on December 3, 2018. As of October 10, 2018, the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, 323,240,508 shares of common stock were eligible to be voted, and 149,481,583 of those shares were voted in person or by proxy at the Annual Meeting. Stockholders were asked to consider and act upon the following proposals, each of which was described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 11, 2018 (the “Proxy Statement”):

•	Proposal No. 1 – the election or approval of the appointment of the following individuals, in each case subject to the conditions set forth in the Proxy Statement: (a) Barbara Adams, as a Class A director, who has been nominated for election for a three-year term expiring at the 2021 annual meeting of the stockholders, (b) Brian R. Ford and Jeffrey K. Harrow as Class A directors, who have been conditionally appointed by the board of directors to fill vacancies and serve for the remainder of a term expiring at the 2021 annual meeting of the stockholders; (c) Frederick Arnold and Michael J. Hagan as Class B directors, each of whom has been conditionally appointed by the board of directors to fill a vacancy and serve for the remainder of a term expiring at the 2019 annual meeting of the stockholders, and (d) James H. Kropp and Joseph P. Ujobai as Class C directors, each of whom has been conditionally appointed by the board of directors to fill a vacancy and serve for the remainder of a term expiring at the 2020 annual meeting of the stockholders (the “Director Proposal”); and

•	Proposal No. 2 – the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 (the “Accountant Proposal”).

The election or approval of the appointment of each individual named in the Director Proposal was approved by the Company’s stockholders at the Annual Meeting. The votes for, votes withheld and broker non-votes for each director nominee are set forth below:

Director Nominee	Votes for	Votes Withheld	Broker Non-Votes
Barbara Adams	31,179,757	1,387,213	116,914,613
Frederick Arnold	30,991,749	1,575,221	116,914,613
Brian R. Ford	30,964,053	1,602,917	116,914,613
Michael J. Hagan	31,156,347	1,410,623	116,914,613
Jeffrey K. Harrow	31,147,249	1,419,721	116,914,613
James H. Kropp	31,018,941	1,548,029	116,914,613
Joseph P. Ujobai	31,043,369	1,523,601	116,914,613

The Accountant Proposal was also approved by the Company’s stockholders at the Annual Meeting.  The votes for, votes against and abstentions are set forth below:

Votes For	Votes Against	Abstentions
148,159,291	568,824	753,468

Item 8.01.	Other Events.

Effective November 30, 2018, the Company decreased the price at which it issues shares under its distribution reinvestment plan (the “DRP”) from $8.35 per share to $8.30 per share. As previously disclosed by the Company, the price at which shares are issued under the DRP is determined by the Board or a committee thereof, in its sole discretion, and is (i) not less than the net asset value per share determined in good faith by the Board or a committee thereof, in its sole discretion, immediately prior to the payment of the distribution (the “NAV Per Share”) and (ii) not more than 2.5% greater than the NAV Per Share as of such date. The purpose of this decrease was to ensure that the Company did not issue shares under the DRP at a price per share that was more than 2.5% greater than the NAV Per Share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation II

Date:	December 3, 2018	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
General Counsel